Exhibit 99.1

Contacts:

Investors:
Emily Faucette
Genomic Health
650-569-2824
investors@genomichealth.com

Media:
Victoria Steiner
Genomic Health
650-569-2499
media@genomichealth.com

Genomic Health Announces 2016 Fourth Quarter and Year-End Financial Results, Provides 2017 Financial Outlook

Achieved Profit in the Fourth Quarter of 2016; Guides to Full Year Profit in 2017

Delivered 14 Percent Revenue Growth and 11 Percent Test Growth in 2016

Generated $3.6M Prostate Revenue and Increased Prostate Test Volume by 29 Percent in the Fourth Quarter

Conference Call Today at 4:30 p.m. ET

REDWOOD CITY, Calif., February 14, 2017 — Genomic Health, Inc. (Nasdaq: GHDX) today reported financial results and business progress for the quarter and year ended December 31, 2016.

Total revenue was $327.9 million in the full year 2016, compared with $287.5 million in 2015, an increase of 14 percent.

U.S. product revenue was $280.1 million in the full year 2016, compared with $246.0 million in 2015, an increase of 14 percent. Prostate test revenue in the U.S. was $10.8 million and contributed to approximately 3 percent of total product revenue growth in the year.

International revenue for the full year 2016 was $46.8 million compared with $41.5 million in 2015, an increase of 13 percent, and an increase of 15 percent on a constant currency basis.i

“In 2016, we delivered double-digit revenue and test growth for the year, and achieved profitability in the fourth quarter,” said Kim Popovits, chairman of the board, chief executive officer and president of Genomic Health. “With substantial opportunity for growth in our global breast and U.S. prostate business and leverage of our unique commercial channel with the planned launch this year of Oncotype DX AR-V7 Nucleus Detect™, we expect to continue to deliver long-term revenue growth with improved profitability.”

Operating loss was $15.4 million for the year ended December 31, 2016, compared with an operating loss of $34.0 million for the year ended December 31, 2015. Net loss was $13.9 million for the year ended December 31, 2016, compared with a net loss of $33.3 million for the year ended December 31, 2015.

Basic and diluted net loss per share was $0.42 for the year ended December 31, 2016, compared with a basic and diluted net loss per share of $1.03 for the year ended December 31, 2015.

More than 118,570 Oncotype™ test results were delivered for the year ended December 31, 2016, an increase of 11 percent, compared with more than 107,030 test results delivered in 2015. Oncotype DX® breast cancer tests delivered in the U.S. grew 7 percent in the full year, compared to the prior year. Oncotype DX® Genomic Prostate Score™ tests delivered in the U.S. grew 16 percent in the full year, including 29 percent in the fourth quarter, and represented approximately 8 percent of total test volume in 2016. International tests delivered grew 23 percent in the full year compared to the prior year and represented approximately 24 percent of total test volume in 2016.

Additional Fourth Quarter 2016 Financial Results

Total revenue was $82.7 million in the fourth quarter of 2016, compared with $75.1 million in the fourth quarter of 2015, an increase of 10 percent.

U.S. product revenue was $70.0 million in the fourth quarter of 2016, an increase of 9 percent, compared with $64.5 million in the same period in the prior year. Prostate test revenue in the U.S. of $3.6 million contributed to approximately 4 percent of the year-over-year growth.

International product revenue was $12.0 million in the fourth quarter of 2016, compared with $10.6 million a year ago, an increase of 13 percent, and an increase of 16 percent on a constant currency basis.i

In the fourth quarter of 2016, more than 30,020 Oncotype test results were delivered, an increase of 8 percent, compared with more than 27,730 test results delivered in the same period in 2015.

Operating income for the fourth quarter of 2016 was $1.5 million, compared with an operating loss of $3.1 million for the fourth quarter of 2015. Net income was $1.4 million for the fourth quarter of 2016 compared with a net loss of $2.7 million for the fourth quarter of 2015.

Basic and diluted net income per share was $0.04 for the fourth quarter of 2016 compared with basic and diluted net loss per share of $0.08 for the same period in 2015.

Cash and cash equivalents and short-term marketable securities at December 31, 2016 were $87.7 million excluding the fair value of the company’s investment in a marketable security of $9.3 million, compared with $76.8 million at December 31, 2015 excluding the fair value of the company’s investment in a marketable security of $18.1 million.

2017 Financial Guidance

“In 2017 at the mid-point of revenue guidance, we expect to deliver 11 percent revenue growth and positive net income for the full year, which requires operating leverage of more than 40 percent,” said Brad Cole, chief operating officer and chief financial officer of Genomic Health. “We anticipate that expected reimbursement progress in the second half of the year will contribute to accelerated revenue growth.”

The company is providing the following financial guidance for the full year ending December 31, 2017:

•                  Total product revenue of between $355 to $370 million, representing growth of between 9 and 13 percent compared to 2016; and

•                  Positive net income at mid-point of revenue guidance.

Recent Business Highlights

Oncotype DX Commercial Progress

•                  The American Joint Committee on Cancer (AJCC) incorporated the Oncotype DX Breast Recurrence Score in its recently published Eighth Edition AJCC Cancer Staging Manual. Representing a rigorous, multi-disciplinary assessment, the updated criteria identify Oncotype DX as the only multi-gene test with Level I evidence to be used by pathologists and clinicians for formal staging of breast cancer patients.

•                  Established additional coverage for the Oncotype DX Genomic Prostate Score, bringing the total number of U.S. covered lives to more than 65 million.

•                  Knappschaft, one of Germany’s largest public health insurance funds, began offering Oncotype DX to early-stage breast cancer patients through an exclusive agreement, bringing the total number of German private covered lives to nearly 9 million.

Presentations and Publications

•                  Received acceptance to present results from a large Oncotype DX Genomic Prostate Score validation study, conducted in collaboration with Kaiser Permanente Northern California, at the Genitourinary (GU) Cancers Symposium, the European Association of Urology (EAU) Congress and the American Urological Association (AUA) Annual Meeting. With these new data, Oncotype DX is the first and only genomic prostate test validated in all major short- and long-term endpoints, including adverse pathology, biochemical recurrence, metastasis and prostate cancer specific death.

•                  Investigators from Memorial Sloan Kettering Cancer Center (MSK) and Epic Sciences Inc. published findings in European Urology demonstrating that only nuclear localization of the AR-V7 protein in circulating tumor cells (CTCs) from metastatic castration-resistant prostate cancer (mCRPC) patient blood samples is predictive of therapeutic benefit. Genomic Health expects to begin offering the Oncotype DX AR-V7 Nucleus Detect test this year.

•                  Presented results from multiple studies demonstrating the unparalleled value of the Oncotype DX test in individualizing breast cancer treatment decisions for patients with various stages of the disease at the 2016 CTRC-AACR San Antonio Breast Cancer Symposium. Presentations included two overviews of prospective outcomes data and clinical evidence supporting use of the test in both node-positive and node-negative disease.

•                  The Journal of the National Cancer Institute published results of an NSABP-led study demonstrating the Oncotype DX Breast Recurrence Score is an independent predictor of locoregional recurrence risk in node-positive breast cancer patients treated with chemo-endocrine therapy.

•                  The Journal of the National Cancer Institute published results of an additional analysis from the second clinical validation study of the Oncotype DX DCIS Score™ demonstrating its ability to identify women with low risk of recurrence following surgery who can avoid radiation therapy.

•                  The European Journal of Surgical Oncology published a UK decision impact study of node-negative and node-positive breast cancer patients demonstrating the Oncotype DX Breast Recurrence Score significantly reduced the use of chemotherapy and can lead to significant cost savings for the National Health Service (NHS).

•                  Received acceptance to present four Oncotype DX studies at the upcoming Miami Breast Cancer Conference and 15 Oncotype DX studies at the upcoming St. Gallen Breast Cancer Conference in March.

Conference Call Details

To access the live conference call today, February 14, at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada or +1 (224) 357-2389 internationally. The conference ID is 58579677. Please dial in approximately ten minutes prior to the start of the call. To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com/events.cfm. Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary.

About Genomic Health

Genomic Health, Inc. (NASDAQ: GHDX) is the world’s leading provider of genomic-based diagnostic tests that help optimize cancer care by addressing the overtreatment of the disease, one of the greatest issues in healthcare today. With its Oncotype IQ® Genomic Intelligence Platform, the company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic big data into actionable results for treatment planning throughout the cancer patient journey, from diagnosis to treatment selection and monitoring. The Oncotype IQ portfolio of genomic tests and services currently consists of the company’s flagship line of Oncotype DX gene expression tests that have been used to guide treatment decisions for more than 700,000 cancer patients worldwide. Genomic Health is expanding its test portfolio to include additional liquid- and tissue-based tests, including the recently launched Oncotype SEQ® Liquid Select assay. The company is based in Redwood City, California, with international headquarters in Geneva, Switzerland. For more information, please visit, www.GenomicHealth.com and follow the company on Twitter:@GenomicHealth, Facebook, YouTube and LinkedIn.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s beliefs regarding its future performance, including its 2017 full year guidance; the commercial performance of its tests; the attributes and focus of the company’s product pipeline; the expected timing of new product introductions; the ability of any potential tests the company may develop to optimize cancer treatment; and the ability of the company to develop, commercialize or collaborate to offer additional tests in the future. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the estimates and assumptions underlying future financial and business performance; the risks and uncertainties associated with the regulation of the company’s tests; the results of clinical studies and their impact on reimbursement and adoption; the applicability of clinical study results to actual outcomes; the company’s ability to develop and commercialize new tests and expand into new markets domestically and internationally; the risk that the company has all rights necessary to commercialize its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company’s ability to obtain capital when needed and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Genomic Health, Oncotype, Oncotype DX, Recurrence Score, DCIS Score, Oncotype SEQ, Oncotype IQ, Genomic Prostate Score and AR-V7 Nucleus Detect are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

i Constant currency was calculated by comparing the company’s quarterly average foreign exchange rates for the three and twelve months ended December 31, 2016 with the comparable three and twelve month periods in 2015.

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	Unaudited		Unaudited
REVENUES:
Product revenues — United States	$70,034	$64,549	$280,127	$246,008
Product revenues — Outside of the United States	11,967	10,584	46,791	41,450
Total product revenues	82,001	75,133	326,918	287,458
Contract revenues	740	—	950	—
Total revenues	82,741	75,133	327,868	287,458

OPERATING EXPENSES (1)(2):
Cost of product revenues	13,180	14,269	57,263	53,782
Research and development	15,326	12,605	61,723	59,798
Selling and marketing	34,715	35,593	151,042	143,557
General and administrative	18,028	15,755	73,272	64,348
Total operating expenses	81,249	78,222	343,300	321,485
Income (loss) from operations	1,492	(3,089)	(15,432)	(34,027)
Interest income	136	58	418	221
Gain on sales of marketable securities	1,199	—	3,208	—
Other income (expense), net	(558)	(291)	(732)	(498)
Income (loss) before income taxes	2,269	(3,322)	(12,538)	(34,304)

Income tax expense (benefit)	917	(587)	1,381	(996)
Net income (loss)	$1,352	$(2,735)	$(13,919)	$(33,308)
Basic net income (loss) per share	$0.04	$(0.08)	$(0.42)	$(1.03)
Diluted net income (loss) per share	$0.04	$(0.08)	$(0.42)	$(1.03)
Shares used in computing basic net income (loss) per share	33,629	32,645	33,264	32,382
Shares used in computing diluted net income (loss) per share	34,617	32,645	33,264	32,382

(1)         Included in operating expenses for the three months ended December 31, 2016 were non-cash charges of $6.5 million, including $4.2 million of stock-based compensation expense and $2.3 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2015 of $6.0 million, including $4.0 million of stock-based compensation expense and $2.0 million of depreciation and amortization expenses.

(2)         Included in operating expenses for the twelve months ended December 31, 2016 were non-cash charges of $27.2 million, including $18.3 million of stock-based compensation expense and $8.9 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2015 of $23.1 million, including $16.0 million of stock-based compensation expense and $7.1 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of December 31, 2016	As of December 31, 2015
	(Unaudited)	(1)

Cash and cash equivalents	$40,404	$32,533
Short-term marketable securities (2)	56,585	62,410
Accounts receivable, net	35,179	37,164
Prepaid expenses and other current assets	13,796	10,843
Total current assets	145,964	142,950

Property and equipment, net	45,688	39,746
Other assets	9,462	1,921
Total assets	$201,114	$184,617

Accounts payable	$2,864	$8,585
Accrued expenses and other current liabilities	38,311	33,656
Deferred revenues	—	431
Other liabilities	3,834	2,410
Stockholders’ equity	156,105	139,535
Total liabilities and stockholders’ equity	$201,114	$184,617

(1)         The condensed consolidated balance sheet at December 31, 2015, has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)         Included in short-term marketable securities as of December 31, 2016 and 2015, was $9.3 million and $18.1 million, respectively, of corporate equity securities, representing the Company’s investment in Invitae Corporation.

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